EXHIBIT 99.2



                             C O N F I D E N T I A L









                              TRANSACTION DOCUMENT
                                (Stock Purchase)



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                            STOCK PURCHASE AGREEMENT



                                      AMONG



                           BOK FINANCIAL CORPORATION,

                          BALTZ FAMILY PARTNERS, LTD.,

                         UNITED BANKS OF COLORADO, INC.



                                       AND



                            FIRST UNITED BANK, N.A.,



                         Agreement Date of May 23, 2007

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                                TABLE OF CONTENTS

                                                                     Page
1.       Purpose of this Stock Purchase Agreement........................1

2.       Purchase of UBC Common Stock....................................1

3.       Purchase Price..................................................3

4.       Representations and Warranties of BFP, UBC and Bank.............4

5.       Representations and Warranties of BOKF..........................8

6.       Covenants.......................................................9

7.       Conditions Precedent to Closing by BOKF........................15

8.       Conditions Precedent to Closing by UBC and Bank................16

9.       Closing........................................................16

10.      The General Escrow.............................................18

11.      Loan Escrow....................................................19

12.      Break-Up Fee...................................................20

13.      Miscellaneous Provisions.......................................20

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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Stock Purchase Agreement" or "Agreement") is made as of May 23, 2007 (the "Agreement Date") among the following parties (the "Parties"):

(i) BOK Financial Corporation, an Oklahoma corporation, ("BOKF");

(ii) Baltz Family Partners, Ltd, a Colorado limited partnership ("BFP");

(iii) First United Bank, NA ("Bank"); and,

(iv) United Banks of Colorado, Inc., a Colorado corporation ("UBC").

         In consideration of the mutual covenants contained herein, the adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Purpose of this Stock Purchase Agreement. The purpose of this Stock Purchase Agreement is as follows:

1.1. UBC is a bank holding company organized under the laws of Colorado with offices in Englewood, Colorado. UBC is subject to regulation by the Board of Governors of the Federal Reserve System ("FRB"). UBC owns all of the issued and outstanding capital stock of Bank (headquartered in Englewood, Colorado). The authorized capital stock of UBC consists solely of a single class of 50,000 shares of common stock of a par value of $5.00 per share of which 26,000 shares are issued and outstanding at the Agreement Date (the "UBC Common Stock").

1.2. Bank is a national bank organized in accordance with the laws of the United States of America. The authorized capital stock of Bank consists solely of a single class of 250,000 shares of common stock of a par value of $10.00 per share of which 250,000 shares are issued and outstanding at the Agreement Date ("Bank Common Stock").

1.3. BFP is a Colorado limited partnership and the sole shareholder of UBC. BFP has four (4) limited partners as follows: Martha J. Baltz, Stephen P. Baltz, Kimberly A. Baltz and Jennifer L. Baltz. Stephen P. Baltz and Martha J. Baltz are the general partners of BFP. There are no other BFP Partners. For purposes of this Agreement, "BFP Partners" means Martha J. Baltz, Stephen P. Baltz, Kimberly A. Baltz and Jennifer L. Baltz.

1.4. BOKF is a financial holding company organized under the laws of the State of Oklahoma. BOKF is subject to regulation by the FRB.

1.5. The purpose of this Stock Purchase Agreement is to set forth the terms and conditions on which BOKF shall purchase all the Bank Common Stock from UBC.

2. Purchase of UBC Common Stock. Subject to the terms and conditions set forth herein, at the Closing (as herein after defined), BFP shall sell, convey, transfer, and deliver to BOKF certificates representing the UBC Common Stock, and BOKF shall purchase from BFP all the

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UBC  Common  Stock in  consideration  of the  purchase  price  set forth in this
Agreement (the "Transaction").

3. Purchase Price.

3.1. As total consideration for the purchase and sale of the UBC Common Stock pursuant to this Agreement, BOKF shall pay to BFP the following (the "Transaction Consideration"):

3.1.1. At Closing, an amount of United States Dollars equal to the Cash Consideration (as hereafter defined) less the Escrow Amounts (as hereafter defined) (the "Closing Amount"); and,

3.1.2. Upon termination of the Escrow Account, the remaining Escrow Amounts, if any, as provided in Sections 10 and 11 herein.

3.2. The Cash Consideration shall equal (i) Forty Three Million Dollars ($43,000,000) less (ii) the Transaction Costs (as hereafter defined) and (iii) the "Home Sale Loss" (as hereinafter defined).

3.3. For purposes of this Stock Purchase Agreement, "Transaction Costs" means:
(i) investment banking fees in excess of $250,000 that are payable to Carson Medlin Company upon consummation of the Transaction; (ii) legal fees paid (or payable) to Bracewell & Giuliani LLP in excess of $50,000 that have been incurred in connection with the negotiation of this Agreement and the consummation of the Transaction; and (iii) change in control payments in excess of $25,000 that are payable to the Bank's officers and directors as a result of the consummation of the Transaction.

3.4. For purposes of this Stock Purchase Agreement, the "Escrow Amounts" shall be:

3.4.1. One Million Five Hundred Dollars ($1,500,000) to be deposited in the General Escrow established in accordance with Section 10 (the "General Escrow"); and

3.4.2. Eight Million Dollars ($8,000,000) to be deposited in the Loan Escrow established in accordance with Section 11 (the "Loan Escrow").

4. Representations and Warranties of BFP, UBC and Bank. BFP, UBC and Bank hereby jointly and severally represent and warrant to BOKF that, now and at the time of
Closing:

4.1. Incorporation and Corporate Power. UBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Except as set forth on Schedule 4.1, Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States. BFP is a limited partnership, organized, validly existing and in good standing under the laws of the State of Colorado. Except as set forth on Schedule 4.1, Bank has all the corporate power and authority necessary and required to own its properties and to conduct its business as such business is now being conducted. Except as set forth on Schedule 4.1, each of UBC and Bank (A) is in material compliance with all applicable provisions of all applicable federal, state and local statutes, laws, regulations, ordinances and other requirements

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of any governmental authorities (including,  but not limited to, whether similar or dissimilar, the Bank Holding Company Act of 1956, the Colorado Business Corporation Act, Title 12 of the Code of Federal Regulations (the "Federal Banking Code") and the filing of all administrative reports and the payment of all material fees) in effect as of the date of this Stock Purchase Agreement, and (B) shall be in material compliance therewith at the time of Closing.

4.2. Capital. The BFP Partners are the sole partners of BFP. BFP is the sole shareholder of UBC. UBC owns all of the issued and outstanding Bank Common Stock. The Bank Common Stock is and at the Closing will be all of the issued and outstanding capital stock of Bank and will be owned by UBC.

4.3. Capitalization of Bank. The Bank Common Stock is validly issued and outstanding, fully paid and (except as set forth in 12 U.S.C. ss. 55) non-assessable.

4.3.1. There are no outstanding subscriptions, conversion privileges, calls, warrants, options or agreements obligating the Bank to issue, sell or dispose of, or to purchase, redeem or otherwise acquire any shares of their capital stock (collectively, "options and rights"). At the Closing, there will be no outstanding options or rights.

4.3.2. None of the Bank Common Stock has been issued or disposed of, or will as of the Closing have been issued or disposed of, in violation of any preemptive rights of any shareholder nor in violation of any agreement to which UBC or Bank was or is a party. Bank has no subsidiaries and does not own, nor have the right or obligation to acquire, any equity securities of any corporation, limited liability company, partnership or other legal entity.

4.3.3. UBC is the lawful owner of the Bank Common Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

4.4. Non-Violation of Other Agreements. The execution and delivery of this Stock Purchase Agreement, and the compliance with its terms and provisions BFP, UBC and Bank (including the execution and delivery of any document required to be executed by BFP, UBC or Bank) will not breach any material agreement, lease, or obligation, whether similar or dissimilar, by which BFP, UBC or Bank is bound.

4.5. Financial Statements. UBC has delivered to BOKF, or will have delivered to BOKF prior to the Closing as soon as future financial statements are available, copies of the following ("Financial Statements"):

4.5.1. Financial Statements for UBC (Unaudited) as of and for the periods ending December 31, 2005 and 2006;

4.5.2. Reports of Condition and Income as filed with the Federal Deposit Insurance Corporation for Bank, as of and for the periods ending December 31, 2004, 2005, and 2006;

4.5.3. Financial Statements (Audited) Bank, as of and for the periods ending December 31, 2006 and the most recent monthly financial statements available as of the Closing; and,

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4.5.4. The most recent monthly financial statements as are available as of the
Closing.

         The Financial Statements described in Sections 4.5.1 and 4.5.2, (a) have been prepared or will have been prepared in accordance with generally accepted accounting principles, consistently applied and (b) fairly reflect the financial condition and results of operations for the indicated periods. The Financial Statements described in Sections 4.5.3 (including footnotes) and 4.5.4 (not including footnotes), (a) have been prepared or will have been prepared in accordance with generally accepted accounting principles, consistently applied and (b) fairly reflect the financial condition and results of operations for the indicated periods, subject to normal year-end adjustments.

4.6. Material Liabilities. UBC and Bank have no liabilities (including, but not limited to, whether similar or dissimilar, liabilities or obligations for taxes, whether due or to become due) in excess of $25,000 except:

4.6.1. Those fully reflected or reserved against, or otherwise disclosed, in the Financial Statements; and

4.6.2. Those specifically disclosed in the Schedule 4.6 to this Stock Purchase Agreement.

4.7. Conduct of Business Prior to Closing. Except as set forth in Schedule 4.7, since December 31, 2006, (A) Bank and UBC have carried on their businesses only in the ordinary and normal course in a reasonable fashion in accordance with industry standard, and (B) have not:

4.7.1. Incurred any material liabilities, commitments or obligations, contingent or otherwise, or disposed of any of its assets, (for the purpose of this Section 4.7.1, material means $25,000 or more);

4.7.2. Incurred any bank or other institutional debt, or entered into any agreement for the borrowing of money, except borrowing of federal funds or borrowing from the Federal Home Loan Bank by Bank consistent with past practices;

4.7.3. Suffered any material adverse change in the financial condition, assets, liabilities, business or property of Bank or UBC taken as a whole; and/or

4.7.4. Made any material change in the manner in which business is conducted (including, without limitation, branch closings, and any material change in products offered to customers).

4.7.5. From the date of this Agreement to the date of Closing, neither Bank nor UBC will voluntarily take any of the actions described in the foregoing provisions of this Section 4.7 without the prior consent of BOKF, which consent shall not be unreasonably withheld, delayed or denied.

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4.8. Tax Returns/Reports.

4.8.1. Except as set forth on Schedule 4.8, Bank and UBC have duly filed all tax reports and returns required to be filed by them and have duly paid all taxes and other charges claimed to be due from them by federal, state and local taxing authorities.

4.8.2. No waivers of the statute of limitation have been issued with respect to unaudited years.

4.8.3. Neither Bank nor UBC have any knowledge of any facts which could reasonably be expected to result in a material deficiency with respect to unaudited tax returns which would result in a material adverse effect on Bank or UBC taken as a whole.

4.9. Contracts and Commitments.

4.9.1. A list of all contracts and commitments, other than credit and lending, deposit or borrowing transactions entered into in the ordinary course of business by Bank or UBC which are material to the business, operations or financial condition of Bank or UBC as of this date, is set forth on Schedule
4.9. For the purpose of Schedule 4.9 only, materiality shall mean those contracts and commitments (including a series of related contracts or commitments) for which payment or other consideration to be furnished by any party is more than $25,000 a year or $100,000 over the remaining life of the contract.

4.9.2. Bank and UBC have in all material respects performed and are performing all contractual and other obligations required to be performed by them.

4.10. Litigation. Except as set forth in Schedule 4.10, there is not pending, or, to the knowledge of BFP, UBC and Bank threatened, any claim, litigation, proceeding, order of any court or governmental agency, or governmental investigation or inquiry to which UBC or Bank is a party or which involves the Bank's or UBC's business operations, any of its property or any property leased by Bank which, individually or in the aggregate:

4.10.1. May reasonably result in any material adverse change in the financial condition, business, assets, properties or operations of Bank or UBC; or,
4.10.2. May reasonably involve the expenditure of more than a total of $25,000 in legal fees or costs;

4.11. Brokerage Fees. Bank has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions by virtue of any commitment made by any of them in connection with this Stock Purchase Agreement or any transaction contemplated hereby other than fees payable to Carson Medlin Company upon consummation of the Transaction, which payment shall be deducted from the Transaction Consideration to the extent it exceeds $250,000.

4.12. Required Corporate Action. The execution, delivery and consummation of this Stock Purchase Agreement has been duly and validly authorized by the board of directors of UBC and Bank and the BFP Partners, in accordance with the requirements of federal banking

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law, the Colorado Business  Corporations  Act, the Colorado Limited  Partnership
Associations Act and all other applicable law.

4.13. Authorized Execution. This Stock Purchase Agreement has been duly executed and delivered by duly authorized officers of UBC and Bank and BFP. This Stock Purchase Agreement constitutes the legal, valid and binding agreement and obligation of BFP, UBC and Bank, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

4.14. Title to Assets; Encumbrances. Bank and UBC have good and valid title (with respect to real estate, good and valid title shall mean such title as may be insured on standard title insurance forms with no exceptions materially and adversely affecting the value or use of the fee real estate) to its assets, and in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, or other encumbrance of any nature whether similar or dissimilar, except:

4.14.1. Such encumbrances which are purchase money security interests entered into in the ordinary course of business consistent with past practice reflected on their books and records;

4.14.2. Lessor's interests in leased tangible real and personal property reflected on its books and records;

4.14.3. Such encumbrances for taxes and assessments not yet due and payable;

4.14.4. Encumbrances as do not materially detract from the value or interfere with the use or operation of the asset subject thereto; and,

4.14.5. Repossessed and foreclosed assets acquired in satisfaction of debt previously contracted.

4.15. Employees. Except as set forth on Schedule 4.15, none of the employees of Bank or UBC is employed under any employment contract (oral or written) or is the beneficiary of any compensation plan (oral or written) or is entitled to any payment from Bank or UBC by reason of this Stock Purchase Agreement or the Transaction and there are no employment contracts, management contracts, consulting agreements, union contracts, labor agreements, pension plans, profit sharing plans or employee benefit plans to which Bank or UBC is a party or by which either of them is bound.

4.16. Environmental Laws. Except as set forth on Schedule 4.16, the existence, use and operation of the assets of Bank and UBC is in material compliance with all applicable statutes, rules and regulations including, without limiting the generality of the foregoing, all environmental and zoning laws and the Americans With Disabilities Act.

4.17. Loan Portfolio. (A) All loans and discounts shown on the Financial Statements were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of Bank's business, in accordance in all material respects with sound banking practices, and are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (B) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be; and (C) Bank has complied and will prior to the Closing Date comply with all laws and regulations relating to such loans (including, but not limited to, obtaining property appraisals of a nature required by regulation), or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan or require additional action under applicable laws or regulations.

4.18. Zoning and Related Laws. All real property owned or leased by Bank or UBC and the use thereof complies with all applicable laws, ordinances, regulations, orders or requirements, including without limitation, building, zoning and other laws, except as to any violations which would not have a material adverse affect on the financial condition of Bank.

4.19. Compliance with Law. Except as set forth on Schedule 4.19, Bank and UBC have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their business as they are currently doing so in all material respects and are in compliance with all applicable laws and regulations. Without limiting the generality of the foregoing, Bank has at all times maintained their employee benefit plans in compliance with the Internal Revenue Code and the Employee Retirement Income Security Act and all applicable rules and regulations promulgated pursuant thereto. All data and reports respecting Bank employee benefit plans provided to BOKF are complete and correct in all material respects. UBC has officers and directors but no employees.

4.20. Agreements with Regulatory Agencies. Except as set forth on Schedule 4.20 and other than Stipulation and Consent to Issuance of Consent Order to the Office of the Comptroller of the Currency dated October 5, 2006, neither Bank nor UBC is subject to any cease-and-desist or other order issued by, or a party to any written agreement or memorandum of understanding with or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each a "Regulatory Agreement") any regulatory agency that materially restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Bank or UBC been advised by any regulatory agency that it is considering issuing or requesting any Regulatory Agreement.

4.21. Actions From and After December 31, 2006. Except as set forth on Schedule 4.21, Bank has not taken any action from and after December 31, 2006 until the date of this Agreement that is prohibited to be taken from and after the date of this Agreement by the provisions of Section 6.3. Without limiting the generality of the foregoing:

4.21.1. Bank has paid no dividends;

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4.21.2. From and after December 31, 2006, except as otherwise disclosed in the
Schedules to this Agreement, Bank has made no changes in the compensation of any employees other than non-material cost of living and merit adjustments consistent with past practices or as otherwise provided on Schedule 4.21.2.

4.22. Insurance. Bank and UBC have been continuously covered by those insurance policies in the amounts, with the deductibles and for the periods identified on
Schedule 4.22 (the "Insurance Policies"). The Insurance Policies do not have any exceptions or exclusions other than those typically found in policies of that type.

4.23. Survival and Independence of Representations and Warranties. The representations and warranties of BFP, UBC and Bank made in this Stock Purchase Agreement shall survive the Closing notwithstanding any investigation or knowledge of BOKF; provided BOKF shall give notice to the Agent (as herein after defined) of any claim of a breach of any such representations and warranties on or before the second anniversary of the Closing Date (the "Claim Notice Deadline"). Each of the representations and warranties of UBC and Bank set forth in this Stock Purchase Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations, and shall not limit or be interpreted to be in derogation of any other representation or warranty made herein. Any disclosure made on any Schedule hereto shall be applicable to the entire Agreement and not just one representation or warranty.

4.24. Knowledge. As used herein, the knowledge of BFP, UBC and/or the Bank shall mean the knowledge of any one or more of the following persons: the Chief Executive Officer, Chief Financial Officer, Chief Lending Officer or Human Resources Officer any member of the Board of Directors of UBC or the Bank have or, in the reasonable exercise of their respective duties and responsibilities, should have knowledge.

5. Representations and Warranties of BOKF. BOKF represents and warrants to BFP, UBC and Bank that:

5.1. Incorporation and Corporate Power. BOKF is a corporation duly organized, validly existing and in good standing under the laws of the state of Oklahoma. BOKF has all the corporate power and authority necessary and required to consummate the transactions contemplated by this Stock Purchase Agreement.

5.2. Non-Violation of Other Agreements. The execution and delivery of this Stock Purchase Agreement, and compliance with its terms and provisions by BOKF and the execution of any document required to be executed by BOKF, will not:

5.2.1. Violate, conflict with or result in the breach of their respective certificates of incorporation or bylaws or any of the terms, conditions or provisions of any agreement or instrument to which BOKF is a party, or by which BOKF is bound;

5.2.2. Result in the creation or imposition of any lien, charge, encumbrance or restriction of any nature whatever upon any of the property, contracts or business of BOKF; or,

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5.2.3. Require the consent of any party to a contract with BOKF and in order to keep the contract enforceable.

5.3. Required Corporate Action. The execution, delivery and consummation of this Stock Purchase Agreement by BOKF has been duly and validly authorized by the board of directors of BOKF. The approval of the shareholders of BOKF is not required. This Stock Purchase Agreement has been duly executed and delivered by duly authorized officers of BOKF. This Stock Purchase Agreement constitutes a legal, valid and binding agreement and obligation of BOKF enforceable against BOKF in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

5.4. Brokerage Fees. BOKF has not incurred or will incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions by virtue of any commitment made by BOKF in connection with this Stock Purchase Agreement or any transaction contemplated hereby. BOKF has no knowledge that any party has asserted any claim of such nature against BOKF.

5.5. Survival and Independence of Representations and Warranties. The representations and warranties of BOKF made in this Stock Purchase Agreement shall not survive the Closing hereof. Each of the representations and warranties of BOKF set forth in this Stock Purchase Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations; and shall not be interpreted to be in derogation of any other representation or warranty or limit any other representation or warranty made herein.

6. Covenants.

6.1. Full Access. In order that BOKF shall have the full opportunity to make such investigations as it shall reasonably desire concerning Bank and UBC and its business affairs, Bank and UBC shall:

6.1.1. Give BOKF, its employees, counsel, accountants and other authorized representatives, as necessary to conduct the investigation, full access, upon reasonable notice to Bank and UBC and at reasonable times without unduly interfering with the conduct of business by Bank and UBC throughout the period up to the Closing, to all of the facilities, properties, books, contracts and records of Bank and UBC, including access to all meetings of the Bank's and UBC's Board of Directors, committees or officers (except for the portions of such meetings where this Agreement is discussed and where the presence of BOKF representatives could operate as a waiver of the Bank's or UBC's attorney-client privilege).

6.1.2. Authorize its accountants to give BOKF full access to the accountants' records, including work papers; and,

6.1.3. Furnish to BOKF throughout the period up to the Closing all additional financial, operating and other information concerning Bank and UBC and their business affairs, as BOKF may reasonably request.

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6.1.4. Notify BOKF's representative, Stacy Kymes, within one business day of any material changes, issues or claims which arise between the Effective Date of this Agreement and Closing.

         All information provided pursuant to this Section 6.1 shall be subject to the provisions of Section 6.5.

6.2. Conduct of Business Prior to the Closing Date. From this date until the Closing Date, Bank and UBC shall, except as may be first approved in writing by BOKF (such approval not to be unreasonably withheld, delayed or denied) or as is otherwise permitted or contemplated in this Stock Purchase Agreement:

6.2.1. Maintain their corporate existence in good standing;

6.2.2. Maintain the general character of their business and conduct their business in their ordinary and usual manner consistent with past practices;

6.2.3. Maintain proper business and accounting records generally in accordance with past practices;

6.2.4. Maintain their properties (except repossessed and foreclosed assets acquired in satisfaction of debts previously contracted) in normal repair and condition, normal wear and tear and damage due to fire or other unavoidable casualty excepted;

6.2.5. Preserve their business organizations intact, use their reasonable efforts to maintain satisfactory relationships with suppliers, customers and others having business relations with them whose relationships they believe are desirable to maintain, and use their reasonable efforts to procure the willingness of all of the personnel employed by them immediately prior to the execution of this Stock Purchase Agreement who are material to the success of their business to continue in their employ on substantially the same terms and conditions as those on which such personnel were employed immediately prior to the execution of this Stock Purchase Agreement except as otherwise agreed upon by the parties; 6.2.6. Maintain the Insurance Policies in full force and effect insurance and in comparable amount and scope of coverage to that now maintained by them on the date hereof;

6.2.7. Except as otherwise disclosed in this Stock Purchase Agreement, perform all of its obligations under all material contracts, leases and agreements relating to or affecting their assets, properties and businesses;

6.2.8. Comply in all material respects with and perform all obligations and duties imposed upon them by federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities, except as may be contested by them in good faith by appropriate proceedings.

6.2.9. UBC shall assign (or otherwise eliminate its obligation under) that certain Promissory Note in the amount of $3,000,000 dated June 30, 2006 and payable to United Christian Camps to BFP; and

6.2.10. UBC shall distribute the Kickapoo Lodge, located on Kickapoo Lane, Grand Lake, Colorado 80447, to BFP.

6.2.11. The Bank shall sell the residence located at 5388 Cloverbrook Circle, Highlands Ranch, Colorado 80130 and currently occupied by John L. Kopecky for not less than book value minus $25,000 (the "Minimum Sale Price"). In the event the actual sale price is less than the Minimum Sale Price, the difference between the Minimum Sale Price and the actual sale price, if any, (the "Home Sale Loss") shall be deducted from the Cash Consideration at Closing.

6.3. Bank Prohibited Actions Prior to the Closing Date. From this date until the Closing Date, Bank and UBC shall not, except as otherwise permitted by this Stock Purchase Agreement or as requested or approved by BOKF in writing (which approval shall not be unreasonably withheld, delayed or denied:

6.3.1. Incur any indebtedness for borrowed money or incur any noncurrent indebtedness for the purchase price of any fixed or capital asset, or make any extension of credit or any loans to, guarantee the obligations of, or make any additional investments in, any other person, corporation or joint venture (whether an existing customer or a new customer) except:

6.3.1.1 Extensions of credit, loans and guarantees less than fifty thousand dollars ($50,000) per transaction; and

6.3.1.2 Borrowings from the Federal Home Loan Bank, the Federal Reserve Bank, deposit liabilities, and federal funds transactions by Bank in the ordinary course of business consistent with past practices.

6.3.2. Make any (a) material change in their assets (including, but not limited to, any change in the composition of such assets so as to materially alter the proportion of cash) or liabilities, (b) material commitment for any capital expenditures (for purposes of this section, "material" shall mean capital expenditures greater than $25,000), or (c) sale or other disposition of any material capital asset;

6.3.3. Make any change in their Articles of Association, Articles of Incorporation or Bylaws;

6.3.4. Authorize any shares of their capital stock for issuance, issue any shares of any previously authorized but unissued capital stock or grant, issue or make any option or commitment relating to their capital stock;

6.3.5. Enter into any letter of intent or agreement to sell any of their material assets;

6.3.6. Declare or pay any dividend, make any other distribution or payment or set aside any amount for payment with respect to any shares of their capital stock or directly or indirectly, redeem, purchase or otherwise acquire any shares of their capital stock or make any commitment relating thereto;

6.3.7. Increase the compensation payable or to become payable to any of their directors, officers or employees (including, without limitation, any bonus or incentive payment or agreement), (b) make or enter into any written employment contract or any bonus, stock option, profit sharing, pension, retirement or other similar payment or arrangement, or (c) make any payment to any person, except in the usual and ordinary course of business or except as required by an existing agreement set forth in the Schedules hereto;

6.3.8. Make any material change in their banking, safe deposit or power of attorney arrangements;

6.3.9. Enter into any trust, escrow, agency and similar trust company agreements, purchase orders and contracts for goods and services, except in the ordinary course of business consistent with past practices;

6.3.10. Enter into any agreement resulting in the imposition of any mortgage or pledge of their assets or the creation of any lien, charge or encumbrance on any of their assets;

6.3.11. Incur any material obligation or liability, absolute or contingent, except in the ordinary course of business or pursuant to existing contracts described in this Stock Purchase Agreement;

6.3.12. Take any action which would prevent compliance with any of the conditions of this Stock Purchase Agreement; or,

6.3.13. Pre-pay long term indebtedness.

6.4. Regulatory Approval. BOKF shall (A) diligently file and pursue all regulatory applications required in order to consummate the Transaction, the merger of Bank into Colorado State Bank and Trust, NA, and for the approval to operate the branch located at 6500 West 104th Avenue, Westminster, Colorado, including but not limited to the necessary applications for prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Office of the Comptroller of the Currency and (B) thereafter promptly file any required supplements or amendments thereto, with the intent of BOKF and BFP being to have the Closing within 30 days of the date of this Agreement. All applications, supplements, and amendments shall be substantially complete when filed. BOKF shall promptly deliver to UBC and its counsel a copy of all such filings, as filed, except to the extent such filings attribute facts or statements to Bank, in which case, such filings will be presented for review and approval (which approval will not be unreasonably withheld, delayed or denied) by Bank and counsel to Bank. Although all such filings shall be the responsibility of BOKF, BOKF shall nevertheless advise and consult with UBC on an ongoing basis with respect to the filings and all matters and events related thereto. BOKF shall inform and make available to UBC from time to time all matters relating to the filings and the regulatory approvals, including, without limitation, copies of all written correspondence with regulatory authorities relating to such matters. BOKF shall diligently proceed with reasonable deliberate speed to obtain all such approvals. If any regulatory application required to be filed by BOKF should be finally denied or disapproved by the respective regulatory authority, then BOKF shall immediately give notice to UBC and this Stock Purchase Agreement shall thereupon terminate. However, it is understood that a request for additional information or undertaking by the applicant, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the applicant can reasonably be expected to provide the requested information or undertaking and so long as the undertaking does not create a material change to the nature of the transactions contemplated by this Stock Purchase Agreement or an undue burden, as determined by BOKF, on post Transaction operations of the Bank. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of the applicant, then the application will be deemed denied unless the applicant promptly and diligently prepares and files such appeal and continues the appellate process for the purposes of getting the necessary approval, such process to be undertaken at BOKF's discretion.

6.5. Confidentiality. Prior to the Closing, BOKF shall keep all information disclosed or provided to BOKF (its employees, counsel, accountants, and other authorized representatives) by UBC or Bank (or their representatives) respecting the business and financial condition of UBC and Bank confidential and shall make no use of such information except to conduct the investigation contemplated by
Section 6.1, the application contemplated by Section 6.4 and to consummate the transactions contemplated hereby, and BOKF shall not use such information to obtain a competitive advantage in connection with any customer of Bank. In the event this Stock Purchase Agreement is terminated for any reason BOKF (its agents, officers, directors, employees and counsel) shall (A) return all copies of all information and documents obtained from UBC, Bank, and their representatives, (B) thereafter keep all such information confidential and not make use of any such information to obtain a competitive advantage in connection with any customer of Bank, and (C) shall not solicit for employment, whether directly or indirectly, any of the employees, officers or directors of UBC or Bank for a period of one year following such termination; provided however, general solicitations in the media shall not constitute a solicitation prohibited by this section.

6.6. Disclosure. Neither BOKF nor UBC, nor any other party to this Stock Purchase Agreement or their representative, shall make any public disclosure concerning this Stock Purchase Agreement or the Transaction contemplated herein without the mutual consent of each of the other parties hereto to the timing and content of the disclosure; provided, however, (A) the parties hereto may make any disclosure (i) necessary to maintain compliance with applicable federal or state laws or regulations after providing such disclosure to the other party or
(ii) required in connection with the making of any application necessary to effect the Transaction; and (B) that the Carson Medlin Company shall be permitted to publish a "tombstone" advertisement subsequent to the signing of this Agreement.

6.7. BOKF Prohibited Action Prior to Closing. From this date until the Closing Date, BOKF shall not take any action which would prevent compliance with any of the conditions of this Stock Purchase Agreement. BOKF shall not, and shall cause its subsidiaries not to, make or agree to make any acquisition, or take any other action, that adversely affects its ability to consummate the transactions contemplated by this Stock Purchase Agreement and will otherwise continue to conduct its business operations and shall cause the operations of its subsidiaries to be conducted in a manner consistent with past operating practices.

6.8. No Solicitation. From the date of this Agreement until 45 days thereafter, unless this Stock Purchase Agreement is sooner terminated, neither Bank nor UBC shall directly or indirectly (i) solicit or encourage inquiries or proposals with respect to the merger of UBC or the Bank or the sale of any of the shares of Bank or UBC or other material asset(s) of UBC or Bank from any party other than BOKF or (ii) merge with any party or sell all or substantially all of the shares of UBC or Bank or all or substantially all the material asset(s) of UBC or Bank to any party.

6.9. BOKF and Transaction Corp Indemnification. BOKF shall indemnify the present and future directors, officers and employees of Bank (the "Indemnified Parties") to the fullest extent to which such Indemnified Parties were entitled under the Articles of Association, Articles of Incorporation and Bylaws of Bank and UBC as in effect as of the date hereof; provided, however, that the foregoing indemnification shall not apply in the event of a breach by Bank, UBC or BFP of the representations, warranties or covenants provided herein.

6.10. Insurance and Personal Property. For a period of two years after Closing, BOKF shall provide health insurance for Stephen Baltz, Martha Baltz and Kimberly Baltz. On the Closing Date, BOKF shall transfer to Stephen Baltz the Bank-owned automobile and computer that he currently is using and shall transfer to Marty Baltz and Kimberly Baltz the Bank-owned computers they are using. If, within two years after the Closing, BOKF shall cease to display the artwork set forth on
Schedule 6.10, then BOKF shall give Stephen Baltz the right to purchase such artwork at its book value as of the date of this Agreement as set forth on
Schedule 6.10. BOKF agrees that the following accounts at Bank may be transferred to BFP prior to Closing so long as the total balance of the three accounts does not exceed $200,000: United Banks of Colorado, Kickapoo Lodge account 4080-004-973; First United Bancorporation, General Operating Account, 1943-1130-7251; and United Banks of Colorado, Money Market Account, 2080-001-124.

6.11. Indemnification. As to unasserted claims that arise after the Closing Date for actions that occurred prior to the Closing Date, until such time as such claim is barred by its applicable statute of limitations or any until litigation is completed, and as to commenced litigation, for such time period until litigation is completed, BFP shall indemnify and hold BOKF, its affiliates (including but not limited to, Colorado State Bank and Trust, NA), officers, directors, employees, shareholders, agents, successors and assigns ("BOKF Indemnified Parties") harmless from and against any and all claims against, or costs incurred by (including reasonable attorneys' fees and cost of experts) the BOKF Indemnified Parties related to claims disclosed (both current and potential claims) by UBC or Bank pursuant to only those claims set forth under Schedule
4.10 of this Agreement; provided, however BFP shall not indemnify the BOKF Indemnified Parties for actions of the BOKF Indemnified Parties after the Closing Date.

6.12. Net Worth Maintenance. BFP agrees for a period of one year following Closing to maintain a net worth of not less than Fifteen Million Dollars ($15,000,000) (the "First Maintenance Year") and thereafter to maintain a net worth of not less than Ten Million Dollars ($10,000,000) until the second anniversary of the Closing (the "Second Maintenance Year"). During the First Maintenance year, Five Million Dollars ($5,000,000) of the total Fifteen Million Dollar ($15,000,000) net worth requirement must consist of assets which may be liquidated within three (3) months. During the Second Maintenance Year, Two Million Five Hundred Thousand Dollars ($2,500,000) of the Ten Million Dollar ($10,000,000) net worth requirement must consist of assets which may be liquidated within three (3) months. BFP shall provide

BOKF written evidence reasonably  acceptable to BOKF of its compliance with this
Section 6.12 on a quarterly basis.

7. Conditions Precedent to Closing by BOKF. The obligation of BOKF to consummate and close this transaction is conditioned upon each and all of the following:

7.1. The representations, warranties and covenants of BFP, UBC and Bank shall be materially true at the Closing as though such representations, warranties and covenants were also made at the Closing.

7.2. The Federal Reserve Board shall have approved the Transaction, or issued a waiver of approval, in accordance with 12 U.S.C. Section 1842 and 12 C.F.R.
Section 225 and Section 6.4 herein.

7.3. The Office of the Comptroller of the Currency ("OCC") shall have, as provided in Section 6.4 herein, (i) approved the Transaction in accordance with the National Bank Act and (ii) approved the merger of Bank into Colorado State Bank and Trust, NA and (iii) approved the branch application for the 6500 West 104th Avenue, Westminster, Colorado.

7.4. BFP, UBC and Bank shall have performed and complied with, in all material respects, all of their obligations under this Stock Purchase Agreement which are to be performed or complied with by them prior to or on the Closing Date.

7.5. BFP shall have approved this Stock Purchase Agreement in accordance with the Colorado Business Corporation Act and the banking laws of the United States. The BFP Partners shall have approved this Stock Purchase Agreement in accordance with the Colorado Limited Partnership Association Act.

7.6. Since the date of this Agreement, Bank has not suffered any Material Adverse Change (as hereinafter defined) in its financial conditions, assets, liabilities, businesses or properties. For purposes of this Section 7.6, "Material Adverse Change" shall mean any event which has a negative financial impact on UBC or the Bank of Five Hundred Thousand Dollars ($500,000) or more; provided, however, assuming that none of the following impact UBC and Bank more than similarly situated banks and bank holding companies, a "Material Adverse Change" will not result from (i) change in banking and similar laws and regulations, (ii) changes in interest rates or (iii) any decline in general economic conditions nationally.

7.7. Bank shall have received its annual audit for the year ended December 31, 2006 from BKD and such audit report shall be acceptable to BOKF in all material respects and shall be consistent, in all material respects, with financial information previously provided to BOKF.

         7.8......BOKF shall have received title opinions that either Bank or
UBC have full and valid title to all Bank locations without lien or encumbrance other than standard public right of way.

         BOKF shall be entitled to waive compliance by UBC, BFP or Bank with any one or more of the conditions, representations, warranties or covenants in whole or in part. In the event any one or more of these conditions shall not have been fulfilled prior to or at the Closing, BOKF may terminate this Stock Purchase Agreement by written notice to UBC, BFP and Bank, in which event neither party shall have any further obligation or liability to the other except the obligations of BOKF set forth in Sections 5.4 and 6.5 and the obligations of UBC and Bank set forth in Section 4.11. BOKF shall be entitled to waive compliance with any one or more of the conditions, representations, warranties or covenants in whole or in part.

8. Conditions Precedent to Closing by UBC and Bank. The obligation of BFP, UBC and Bank to consummate and close this transaction are conditioned upon each and all of the following:

8.1. The representations, warranties and covenants of BOKF made in this Stock Purchase Agreement shall be true at the Closing as though such representations, warranties and covenants were also made at the Closing.

8.2. BOKF shall have performed and complied, in all material respects, with all of their obligations under this Stock Purchase Agreement which are to be performed or complied with by them prior to or at the Closing.

8.3. The Federal Reserve Board shall have approved the Transaction, or issued a waiver of approval, in accordance with 12 U.S.C. Section 1842 and 12 C.F.R.
Section 225.

8.4. UBC shall be entitled to waive BOKF's compliance with any one or more of the conditions, representations, warranties or covenants-in whole or in part. In the event any one or more of these conditions shall not have been fulfilled prior to or at the Closing, UBC may terminate this Stock Purchase Agreement by notice to BOKF, in which event no party shall have any further obligation or liability to the other, except the obligations of BOKF set forth in Section 6.5 and Section 5.4 and the obligations of UBC set forth in Section 4.11.

8.5. Within fifteen (15) calendar days of the date of this Agreement, UBC shall have received an opinion from the Carson Medlin Company in form and substance satisfactory to UBC to the effect that on the basis of certain facts, representations and opinions set forth in such opinion that the Transaction Consideration is fair from a financial point of view to the shareholders of UBC.

9. Closing. The closing ("Closing" or "Closing Date") of the transactions contemplated by this Stock Purchase Agreement shall take place not later than three (3) business days following the first day on which (i) BOKF can lawfully consummate the Transaction under 12 U.S.C. Section 1842, 12 C.F.R. Section 225 and other applicable laws, rules and regulations and (ii) all conditions precedent to the obligations of the parties set forth in Section 7 and Section 8 have been satisfied or waived. The Parties shall use their best efforts to cause the Closing to occur within sixty (60) days of the Effective Date of this Agreement. In any event, if the Closing Date does not occur on or before July 15, 2007, then either BOKF or BFP may by notice to the other, terminate this Stock Purchase Agreement, provided that the delay in closing was not caused by the actions (or inactions) of the party attempting to terminate the Agreement under this Section 9. The Closing shall be held at 10:00 a.m. on the Closing Date at the offices of Bank or at such other time and place as BOKF and Bank may agree. At the Closing, BOKF, BFP, UBC, and

Bank shall execute and deliver all of the documents and take all other actions which are contemplated by the terms hereof.

9.1. Without limiting the generality of Section 9 of this Stock Purchase Agreement, the following actions shall be taken at the Closing concurrently. BFP, UBC and Bank shall:

9.1.1. Deliver certificates, signed by the Chief Executive Officers and the Chief Financial Officers of UBC and of the Bank and the general partner of BFP stating, respectively, that (A) the representations and warranties of BFP, UBC and the Bank, as set forth herein are true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing and (B) all of the conditions precedent to the obligation of BOKF to close set forth in this Agreement have, unless waived as herein provided, been satisfied;

9.1.2. Deliver a certified copy of the resolutions of the Board of Directors and shareholder of Bank and UBC as required for valid approval of the execution of this Agreement and the consummation of the Transaction and the other transactions contemplated hereby;

9.1.3. Deliver good standing and existence certificates, dated a recent date, duly certifying the existence and good standing of the Bank and UBC;

9.1.4. Deliver a resolution of the Board of Directors of Bank approving the merger of the Bank 401(k) plan into the defined contribution plan of BOKF.

9.1.5. Cause the employment agreements, plans and payments described in Schedule
4.15 to be terminated and discharged at no cost to Bank.

9.1.6. Deliver certificates evidencing all UBC Common Stock duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the UBC.

9.2. Without limiting the generality of Section 9 of this Stock Purchase Agreement, the following actions shall be taken at the Closing concurrently. BOKF shall:

9.2.1. Deliver by wire transfer the Closing Amount to a bank account designated by BFP at least five business days prior to Closing;

9.2.2. Deliver by wire transfer the Escrow Amounts to the Escrow Agent; and,

9.2.3. Deliver certificates, signed by the Chief Executive Officers and the Chief Financial Officers of BOKF, that (A) the representations and warranties of BOKF, as set forth herein are true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing and (B) all of the conditions precedent to the obligation of BOKF to close set forth in this Agreement have, unless waived as herein provided, been satisfied.

10. The General Escrow. The General Escrow shall be established on the following terms and conditions:

10.1. The escrow agent shall be Bank of Oklahoma, National Association ("Escrow Agent" or "BOk").

10.2. The General Escrow shall be governed by the standard form Escrow Agreement (the "Escrow Agreement") a copy of which is set forth as Schedule 10.2.

10.3. BOKF shall deliver the General Escrow Amount to the Escrow Agent at the Closing. The Escrow Agent shall invest the General Escrow Amount in an interest bearing account that bears interest equal to that of a twenty four month certificate of deposit issued by BOk on the terms and conditions being offered by BOk to the public at the time of such investment. Interest on the certificates shall be added to the General Escrow and distributed to BFP on a quarterly basis.

10.4. In the event BOKF claims a breach of the representations and warranties of UBC and Bank arising under this Stock Purchase Agreement prior to the second anniversary of the Closing Date (the "Claim Notice Deadline"), BOKF shall give written notice of the claim (a "Claim") to Stephen P. Baltz, or his successor as agent for BFP (the "Agent"). The notice shall identify the representations and warranties which BOKF claims have been breached and describe in reasonable detail the basis of the Claim and set forth a good faith reasonable estimate ("Good Faith Estimate") of the maximum amount of damages claimed ("Losses"). The Agent shall have five (5) business days to challenge the validity of any Claim by providing written notice of such dispute to BOKF and the Escrow Agent. The Escrow Agent shall not pay any disputed Claim until such dispute is resolved as provided for in Section 10.7 of the Agreement.

10.5. BOKF shall make no Claim unless and until the aggregate amount of all uninsured Losses shall exceed two hundred thousand dollars ($200,000) (the "Escrow Threshold"), in which event BOKF may make Claims against the Escrow for all Losses (including, but not limited to, those Losses which caused Losses to exceed the Escrow Threshold).

10.6. In the event BOKF makes no Claim for any Losses on or before the Claim Notice Deadline, the Escrow Agreement shall terminate and the Escrow Agent shall, within five (5) business days thereafter, distribute the Escrow Amount to BFP.

10.7. In the event BOKF makes one or more Claim(s) prior to the Claim Notice Deadline, the Escrow Agent shall (i) on or before five (5) business days after the Claim Notice Deadline, distribute to BFP the Escrow Amount less the amount of all Losses claimed by BOKF for distribution in accordance with Section 10.8 hereof, and (ii) continue to hold and invest the remaining Escrow Amount until such claim is resolved by (1) mutual agreement of the Agent and BOKF, or (2) a final adjudication determining the merits of the BOKF Claim, at which time the Escrow Agreement shall terminate, the Escrow Agent shall pay the claim of BOKF as mutually agreed or finally adjudicated and the Escrow Agent shall distribute any remaining Escrow Amount to the Paying Agent for distribution in accordance with Section 10.8 hereof.

10.8. Upon termination of the Escrow, the Escrow Amount remaining in the Escrow shall be delivered to BFP.

10.9. The rights of BFP to receive payments from the Escrow shall not be assignable or transferable except by operation of law or by intestacy or with the approval of BOKF (which approval shall not be unreasonably withheld, delayed, or denied) and will not be evidenced by any certificate or other evidence of ownership.

10.10. BOKF shall pay the fees and costs of the Escrow Agent with respect to the Escrow.

10.11. BFP may, upon notice to BOKF, change the Agent. The Agent shall not be deemed a fiduciary of BFP and shall be liable to BFP only for gross negligence or intentional wrongdoing.

10.12. BOKF agrees it shall diligently defend any litigation in good faith in the same manner it would in the event the General Escrow Amount did not exist. BOKF will not settle any claim without the prior written consent of the Agent, which consent shall not be unreasonably withheld. BOKF shall consult with Agent and his counsel at reasonable intervals regarding all litigation matters.

11. Loan Escrow. The Loan Escrow shall be established on the following terms and conditions:

11.1. The escrow agent shall be the Escrow Agent.

11.2. The escrow agreement shall be in the form of the Escrow Agreement.

11.3. BOKF shall pay the Loan Escrow Amount into the Loan Escrow as the original amount thereof.

11.4. The Loan Escrow shall be invested in the manner set forth in Section 10.3 with interest on the Loan Escrow Amount distributed quarterly to BFP.

11.5. BOKF shall cause Bank (or its successor) to use its best efforts to collect or make recovery on all loans, credits or advances that were made by the Bank on or prior to Closing (collectively, "Loans" or individually "Loan", all of which have been set forth on Schedule 11.5); the Bank (or its successor) shall keep the Agent reasonably informed of its collection efforts.

11.6. Seller shall pay all of the reasonable, out-of-pocket collection costs in excess of $50,000 out of the Loan Escrow.

11.7. In the event of a loss of principal, interest accrued from and after Closing and/or collection costs (which costs shall not include the personnel costs of BOKF or its affiliates) incurred from and after Closing is incurred on a Loan (a "Loan Loss"), the Loan Loss shall be paid to Bank out of all funds held in the Loan Escrow (whether loss of principal, interest, or inability to recover the costs of collection); provided, however, before Bank (or its successor) places a Loan on nonaccrual status, BOKF shall give BFP the opportunity to buy the Loan in question for the amount of the Loan Loss by giving Agent ten (10) business days notice of Bank's intent to charge a Loan Loss to the Loan Escrow. Upon payment of a Loan Loss by BFP, Bank shall promptly transfer and assign all rights with respect to the Loan incurring the Loan Loss to BFP, which shall be entitled to recover and collect any and all outstanding amounts owing on such Loan for its own account. All recoveries of principal and/or interest on Loan Losses received by Bank (or its successor) shall be added back to the Loan Escrow. BOKF and BFP agree that, in the event payment is made on any of the nonaccrual loans identified on Schedule 11.7, such payment shall be attributed as follows: (a) first, to outstanding principal for the benefit for BOKF until all principal amounts have been paid in full and (b) second, to unaccrued interest which shall be divided on a pro-rata basis between interest that was owed on or before June 15, 2007 ("BFP Interest") and interest that was owed after June 15, 2007 ("BOKF Interest"). Any and all BFP Interest shall be (a) added to the Loan Escrow, (b) subject to all claims of Loan Loss by BOKF and (c) distributed to BFP in accordance with Section 11.8. All BOKF Interest shall be solely for the benefit of BOKF.

11.8. At such time as further collection efforts in respect of a Loan are determined, in BOKF's reasonable judgment, to be unwarranted, the amount of the Loan Loss in respect of the Credit shall be paid to the Bank out of the Loan Escrow. On the earlier of (i) the third anniversary of the Closing or (ii) such time as the Loans (a) have been paid with no Loan Loss and (b) all Loan Loss shall have been paid to the Bank out of the Loan Escrow then the balance in the Loan Escrow remaining after payment of any and all Loan Loss to the Bank shall be paid to BFP and the Loan Escrow shall be closed; provided however, BOKF agrees that prior to the second anniversary of the Closing, BOKF shall review the remaining Loans in good faith and provide Agent a list of Loans which it reasonably believes may result in a Loan Loss (the "Remaining Loans"). Agent shall then have a thirty (30) day option to purchase the Remaining Loans for cash in an amount equal to the remaining principal balance and accrued interest on the Remaining Loans (the "Purchase Option"). In the event Agent does not exercise the Purchase Option, the Loan Escrow shall remain in effect until the third anniversary of the Closing.

12. Break-Up Fee. UBC shall pay BOKF a break-up fee as follows:

12.1. For a period of forty five days after the date of this Agreement, and in the event BOKF is not in default of any material obligation of BOKF under this Agreement and the Transaction is not consummated because the Board of Directors of Bank or UBC and/or shareholders of Bank or UBC approve an alternative transaction (whether or not submitted by the Board of Directors to the UBC shareholders for approval and whether or not such alternative transaction is consummated) then, Bank or UBC shall pay BOKF in United States funds immediately available in Tulsa, Oklahoma, on or before the fifth Tulsa business day following the date on which the Board of Directors and/or shareholders of UBC and/or Bank approve such an alternative proposal, Two Million Dollars ($2,000,000).

12.2. UBC agrees that (A) the damages incurred by BOKF in any such event would be substantial, but (B) such damages could be difficult to quantify; and accordingly, (C) such amount constitutes a reasonable estimate of such damages.

13. Miscellaneous Provisions. The following miscellaneous provisions shall apply to this Agreement:

13.1. All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be
(i) delivered personally, (ii) delivered by facsimile (iii) delivered by email
(iv) delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (v) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally, by facsimile or by email, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

         BOKF and Transaction Corp:

                  Steven E. Nell, Chief Financial Officer
                  BOK FINANCIAL CORPORATION
                  P.O. Box 2300
                  Tulsa, OK 74192
                  (918) 588-6853 - Facsimile
                  Snell@bokf.com


         And

                  Frederic Dorwart, Secretary and General Counsel to BOK Financial Corporation
                  Old City Hall
                  124 East Fourth Street
                  Tulsa, OK 74103
                  (918) 583-8251 - Facsimile
                  fdorwart@fdlaw.com


         UBC:

                  Stephen P. Baltz
                  United Banks of Colorado Inc.
                  8095 E. Belleview Avenue
                  Englewood, Colorado  80111
                  (303) 741-5825 - Facsimile
                  spbaltz@1stunited bank.com
                  --------------------------


         Bank:

                  Stephen P. Baltz
                  First United Bank, N.A.
                  8095 E. Belleview Avenue

                  Englewood, Colorado  80111
                  (303) 741-5825 - Facsimile
                  spbaltz@1stunitedbank.com
                  -------------------------


         BFP:

                  Stephen P. Baltz
                  Baltz Family Partners, Ltd.
                  P.O. Box 4772 Parker, Colorado 80134
                   (303) 741-5825 - Facsimile
                  spbaltz@hotmail.com



         With a copy to:

                  Sanford M. Brown
                  Bracewell & Giuliani LLP
                  1445 Ross Avenue, Suite 3800
                  Dallas, Texas  75201
                  (214) 758-8300 - Facsimile
                  sanford.brown@bgllp.com
                  -----------------------

or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

13.2. This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Oklahoma; venue for any disputes arising under this Agreement shall be in the state and federal courts in Tulsa, Oklahoma.

13.3. This Agreement is the entire agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof.

13.4. No course of prior dealings involving any of the parties hereto and no usage of trade shall be relevant or advisable to interpret, supplement, explain or vary any of the terms of this Agreement, except as expressly provided herein.

13.5. This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

13.6. This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

13.7. Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

13.8. Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

13.9. This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

13.10. In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

13.11. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

13.12. This is not a third party beneficiary contract except as otherwise expressly stated herein. No person or entity other than a party signing this Agreement shall have any rights under this Agreement except as otherwise expressly stated herein.

13.13. This Agreement may be amended or modified only in a writing which specifically references this Agreement.

13.14. This Agreement may not be assigned by any party hereto.

13.15. A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

13.16. The repudiation, breach, or failure to perform any obligation arising under this Agreement by a party after reasonable notice thereof shall be deemed a repudiation, breach, and failure to perform all of such party's obligations arising under this Agreement.

13.17. Time is of the essence with respect to each obligation arising under this Agreement. The failure to timely perform an obligation arising hereunder shall be deemed a failure to perform the obligation.

13.18. All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

13.19. Any information delivered by way of Schedule or schedule in connection with this agreement shall be deemed delivered for the purpose of any other Schedule or schedule which calls for such information.

13.20. In the event of a breach of an obligation to pay under this Stock Purchase Agreement, the breaching party agrees to pay the non-breaching party interest on the unpaid amount beginning on the date of default at a per annum rate of U.S. National Prime plus two percent (2%), compounded annually.



                        [SPACE INTENTIONALLY LEFT BLANK]

Dated and effective the date first set forth above.

BOK FINANCIAL CORPORATION                     BALTZ FAMILY PARTNERS, LTD.

By: /s/ Steven E. Nell                        By: /s/  Stephen P. Baltz
    ------------------                                 ---------------------
    Steven E. Nell, Chief Financial Officer   Stephen P. Baltz, General Partner


FIRST UNITED BANK, N.A.                       UNITED BANKS OF COLORADO, INC.

By:  /s/  Stephen P. Baltz                    By:    /s/  Stephen P. Baltz
     ---------------------                           ---------------------
     Stephen P. Baltz, President              Stephen P. Baltz, President